Exhibit 99.5
AVEEVA, INC.
INTERIM UNAUDITED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page No.

Balance Sheets at June 30, 2008 and December 31, 2007	2

Statements of Income for the six months ended June 30, 2008 and 2007	3

Statements of Cash Flows for the six months ended June 30, 2008 and 2007	4

Notes to Financial Statements	5-8

Aveeva, Inc.
Balance Sheets

	June 30, 2008
	(Unaudited)	December 31, 2007
Assets

Current Assets
Cash	$1,142,078	$22,175
Receivables
Trade Receivable	4,946,814	5,303,746
Related Party	107,957	100,755
Prepaid expenses and other current assets	291,663	163,121
Total current Assets	6,488,512	5,589,797

Property and equipment, net	56,222	63,265

Total assets	$6,544,734	$5,653,062

Liabilities and Stockholder's Equity

Current Liabilities
Accounts payable
Trade payable	1,122,588	832,993
Related party	1,789,437	2,097,525
Accrued Liabilities	111,693	113,375
Total current liabilities	3,023,718	3,043,893

Stockholder's equity
Capital Stock, $1.00Par value, 100 shares authorized
issued and outstanding	100	100
Retained earnings	3,520,916	2,609,069
Total Stockholder's equity	3,521,016	2,609,169

Total liabilities and stockholder's equity	$6,544,734	$5,653,062

The accompanying notes are an integral part of these financial statements.

Aveeva, Inc.
Statements of Income
For the six months ended June 30, 2008 and 2007
(Unaudited)

	2008	2007

Consulting revenues	$13,559,258	$8,871,089

Costs of sales	$10,546,415	$6,883,800

Gross profit	3,012,843	1,987,290

Selling, general and administrative expensses	$1,515,784	$915,007

Net income	$1,497,059	$1,072,283

The accompanying notes are an integral part of these financial statements.

Aveeva, Inc.
Statements of Cash Flows
For the six months ended June 30, 2008 and 2007
(Unaudited)

	2008	2007
Cash flows from operating activities
Net income	1,497,059	1,072,283
Adjustments to reconcile net income (loss) to
net cash provided by operating activities
Depreciation and amortization	9,631	-
Changes in operating assets and liabilities
Trade receivables	349,730	(1,283,765)
Prepaid Expenses and other assets	(128,542)	(318,727)
Trade payables	(18,493)	1,028,950
Accrued liabilities	(1,682)	(2,979)
Net cash provided by operating activities	1,707,703	495,761

Cash flows from investing activities
Acquistion of property and equipment	(2,588)	(18,983)

Cash flows from financing activities
Stockholder distributions	(585,212)	(80,000)

Net increase in cash	1,119,903	396,778

Cash, beginning of period	22,175	8,684

Cash, end of period	$1,142,078	$405,462

The accompanying notes are an integral part of these financial statements.

Aveeva, Inc.
Notes to Financial Statements

1.	Summary of Significant Accounting Policies Organization

Aveeva, Inc. (the "Company"), a Delaware corporation, was incorporated on May 5, 2003. The Company focuses on delivering the key aspects for successful software implementation, including detailed business requirements, software requirement specifications, test cases, and quality assurance measurement and monitoring.

The Company is a member of a group of related entities under common control. These entities provide resources to each other and charge a fee for these resources, and the Company's financial position and results of operations might be different if it was operated as a stand-alone entity.

Revenue recognition

Consulting revenues are recognized when they are realizable and earned.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash. The Company places its cash and temporary cash investments with high credit quality institutions. Periodically, such investments may be in excess of federally insured limits.

Accounts receivable

The Company extends credit to customers located primarily in the United States of America. The Company performs periodic credit evaluations of its customers and generally does not require collateral. Based on historical write-offs, overall economic conditions, and the current aging status of its customers, the Company has established an allowance for doubtful accounts at a level considered adequate to cover anticipated credit losses on outstanding trade accounts receivable. Accounts are monitored by management on an ongoing basis and are written-off by the Company when it has been determined that all available collection avenues have been exhausted. The allowance for doubtful accounts was $63,885 at June 30, 2008 and December 31, 2007.

Aveeva, Inc.
Notes to Financial Statements

1.	Summary of Significant Accounting Policies (continued) Property and equipment

Property and equipment are stated at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income. Depreciation for property and equipment is computed using straight-line over the estimated useful lives of 3 to 5 years. Leasehold improvements are depreciated over the lesser of the useful life of the asset or the lease term.

The Company periodically evaluates potential impairments of its long-lived assets, including identifiable intangible assets, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company evaluates long-lived assets, including identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Events or changes in circumstances that could result in an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business and significant negative industry or economic trends. Impairment is recognized when the carrying amount of an asset exceeds its fair value. For the six months ended June 30, 2008 and December 31, 2007, no impairment loss was recognized.

Fair value of financial instruments

The Company's financial instruments, including cash, cash equivalents, short-term investments, accounts receivable, accounts payable, and accrued liabilities are carried at cost, which approximates their fair value because of the short-term maturity of these financial instruments.

Income taxes

S corporation tax status has been elected by the stockholder of the corporation. An S corporation is not a taxpaying entity. Any income or operating loss arising from the activities of the Company is reported, after appropriate adjustments, on the personal income tax returns of the stockholder. Because the Company is not a taxpaying entity, its financial statements are different from those of taxpaying entities. Specifically, the statements of operations have no provision for federal income tax expense that must be paid on income earned during the years.

Aveeva, Inc.
Notes to Financial Statements

1.	Summary of Significant Accounting Policies (continued) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Uses of estimates include, but are not limited to, the allowance for doubtful accounts, useful lives, and computation of depreciation and amortization.

2.	Property and Equipment

Property and equipment consists of the following at June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
Furniture and fixtures	$6,249	$6,249
Computer equipment	37,980	35,392
Office equipment	43,862	43,862
Software	6,536	6,536
	94,627	92,039
Accumulated depreciation	(38,405)	(28,774)
	56,222	63,265

Depreciation expense totaled $9,631 for the six months ended June 30, 2008.

3.	Operating Leases

The Company leases office space and equipment under long-term lease agreements expiring in 2008. Approximate future minimum obligations under these lease agreements at June 30, 2008 are as follows:

2008	$108,000
2009	$216,000
2010	$108,000

Aveeva, Inc.
Notes to Financial Statements

Rental expense for the six months ended June 30, 2008 and 2007 totaled $235,849 and $91,267, respectively.

The Company leases office facilities on a yearly periodic tenancy lease agreement from a related party that was renewed on July 1, 2007. Rent expense for these facilities was $54,000 for the period ended June 30, 2008.

4.	Concentrations of Risk

During the six months ended June 30, 2008 and 2007, two companies represented approximately 23 % and 30 % respectively, of the Company's consulting income.

At June 30, 2008 and December 31, 2007, two customers represented approximately 36 % and 40% respectively, of the Company's accounts receivable.

5.	Related Party Transactions

The Company had amounts due from a related party totaling $107, 957 and $100,755 at June 30, 2008 and December 31, 2007, respectively. Sales to the related party totaled $ 199,581 and $ 139,311 for the six months ended June 30, 2008 and 2007, respectively.

The Company had amounts due to a related party totaling $ 1,789,437 and $2,097,525 at June 30, 2008 and December 31, 2007 respectively.